UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

American CareSource Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5429 Lyndon B. Johnson Freeway, Suite 850
Dallas, Texas 75240
(Address of principal executive offices)

(972) 308-6830
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On April 9, 2012, the Company announced that its Board of Directors has fixed June 11, 2012 as the date for its 2012 annual meeting of stockholders.  The record date for determining stockholders entitled to vote at the meeting was set for April 17, 2012.

The date of the 2012 annual meeting will be more than 30 days prior to the anniversary date of the 2011 annual meeting.   The Company has therefore announced that the deadline for submitting stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 has been set at April 16, 2012, which the Company believes is a reasonable time before it begins to print and mail its proxy materials.   In order for a stockholder proposal to be considered for inclusion in the proxy statement, it must be received by the Company on or prior to the close of business on April 16, 2012 at its principal executive offices at 5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas 75240 and be directed to Matthew D. Thompson.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2012 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date:	By:	/s/ Matthew D. Thompson
April 9, 2012		Matthew D. Thompson
Chief Financial Officer